                                                   Exhibit (12)
                                                   Commonwealth Edison Company
                                                   Form 10-Q    File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                                                     Twelve Months Ended
                                                                                                   ------------------------
Line                                                                                               March 31,    December 31,
 No.                                                                                                  2000          1999
----                                                                                               -----------   -----------
  1       Net income before extraordinary items                                                     $  737,471    $  650,308
                                                                                                    -----------   ----------

  2       Net provisions for income taxes and investment tax credits deferred
  3         charged to-
  4           Operations                                                                            $  330,444    $  353,477
  5           Other income                                                                              10,975       (25,544)
                                                                                                    ----------    ----------

  6                                                                                                 $  341,419    $  327,933
                                                                                                    ----------    ----------

  7       Fixed charges-
  8         Interest on debt                                                                        $  548,952    $  567,567
  9         Estimated interest component of nuclear fuel and
 10           other lease payments, rentals and other interest                                          65,469        65,705
 11         Amortization of debt discount, premium and expense                                           8,335        10,083
 12         Company-obligated mandatorily redeemable preferred securities
 13           dividend requirements of subsidiary trusts holding solely the
 14           Company's subordinated debt securities                                                    29,710        29,710
                                                                                                    ----------    ----------

 15                                                                                                 $  652,466    $  673,065
                                                                                                    ----------    ----------

 16       Preferred and preference stock dividend requirements-
 17         Provisions for preferred and preference stock dividends                                 $    9,681    $   23,756
 18         Taxes on income required to meet provisions for
 19           preferred and preference stock dividends                                                   6,334        15,543
                                                                                                    ----------    ----------

 20                                                                                                 $   16,015    $   39,299
                                                                                                    ----------    ----------

 21       Fixed charges and preferred and preference stock
 22         dividend requirements                                                                   $  668,481    $  712,364
                                                                                                    ----------    ----------

 23       Earnings for fixed charges and preferred and preference stock
 24         dividend requirements                                                                   $1,731,356    $1,651,306
                                                                                                    ----------    ----------

 25       Ratios of earnings to fixed charges (line 24 divided by line 15)                                2.65          2.45
                                                                                                          ====          ====

 26       Ratios of earnings to fixed charges and preferred and preference
 27         stock dividend requirements (line 24 divided by line 22)                                      2.59          2.32
                                                                                                          ====          ====
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